EXHIBIT 5.1
                       G. DAVID GORDON & ASSOCIATES, P.C.
                          7633 E 63rd Place, Suite 210
                              Tulsa, Oklahoma 74133


                                January 27, 2006





United States Securities and Exchange Comm'n.
450 Fifth Street, N.W.
Washington, D.C.  20549

                 RE:     WORLD MARKETING, INC.
                         FORM SB-2 REGISTRATION

Dear Sir or Madam:

         I have acted as special counsel for World Marketing, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement"), originally filed on October 20, 2005, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 920,000 shares of the Company's common stock (the "Common Stock"). Such shares are to be sold under the Registration Statement, and the related Prospectus to be filed with the Commission. The details of the offering are described in the Registration Statement on Form SB-2, and amendments made thereto.

         I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have done so in light of Delaware General Corporate Law, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have received. The instruments, documents and records I have examined include, among other items, the following:

o        The Registration Statement;
o The Articles of Incorporation of the Company, as amended to date; o The Bylaws of the Company, as amended to date; and o Copies of Executed Subscription Agreements.

SEC
January 27, 2006
Page 2


         To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the Registration Statement. I know of no disputes involving the Company, and the Company has no claim, actions or inquiries from any federal, state or government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the Registration Statement.

         The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

         Based on my examination and the applicable laws and judicial interpretations of the State of Delaware, I am of the opinion that 920,000 Shares of common stock of the Company to be sold by the Selling Shareholders are duly authorized Shares of common stock, which are legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including a Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                              Very truly yours,

                                              G. DAVID GORDON & ASSOCIATES, P.C.


                                              /s/ G. David Gordon
                                              ----------------------------
                                              G. David Gordon

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